SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2002

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

0-13257	41-16810894
(Commission File Number)	(IRS Employer Identification No

1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391
(Address of principal executive offices and zip code)

(952) 473-4102
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.   Other Events

On May 1, 2002, the Board of Directors of Nortech Systems Incorporated (the “Company”) elected Michael J. Degan to the office of interim President and Chief Executive Officer of the Company to succeed the late President and Chief Executive Officer, Quentin E. Finkelson, who died unexpectedly on April 30, 2002.

Mr. Degan has been a Director of the Company since May, 1998, and is currently a Senior Manager of SSI Worldwide, a technology consulting company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTECH SYSTEMS INCORPORATED

Date: May 14, 2002	By:	/s/ Garry M. Anderly
Senior Vice President,
Corporate Finance